UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 26, 2012

(Commission File Number)	Exact names of registrants as specified in their charters, address of principal executive offices, telephone number and state of incorporation	(IRS Employer Identification No.)
1-15929	PROGRESS ENERGY, INC.	56-2155481
410 S. Wilmington Street
Raleigh, North Carolina 27601-1748
Telephone: (919) 546-6111
State of Incorporation: North Carolina

1-3382	CAROLINA POWER & LIGHT COMPANY	56-0165465
d/b/a Progress Energy Carolinas, Inc.
410 S. Wilmington Street
Raleigh, North Carolina 27601-1748
Telephone: (919) 546-6111
State of Incorporation: North Carolina

None

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – OTHER EVENTS

Item 8.01	Other Events.

On March 26, 2012, Progress Energy, Inc. (the “Company”) and Duke Energy Corporation (together with the Company, the “Companies”) filed a second wholesale market power mitigation plan (the “Plan”) with the Federal Energy Regulatory Commission (the “FERC”) as part of their proposed merger.

The Plan consists of both permanent and interim components. The permanent component of the Plan consists of seven transmission projects to be constructed, estimated to cost approximately $110 million, which significantly increase the power import capabilities into the Companies’ service areas in the Carolinas. The two-to-three-year interim component of the Plan consists of several power purchase agreements which will be in effect upon the closing of the merger and remain in effect until such time as the transmission projects are operational. The Companies will sell 800 megawatts during summer off-peak hours, 475 megawatts during summer peak hours, 225 megawatts during winter off-peak hours, and 25 megawatts during winter peak hours through the power purchase agreements.

The filing made by the Companies requests that the FERC issue an order within 60 days, but in no event later than June 8, 2012, approving the Plan along with the Joint Dispatch Agreement and Open Access Transmission Tariff previously filed by the Companies. The Companies are pursuing the remaining merger-related approvals from the North Carolina Utilities Commission and the Public Service Commission of South Carolina prior to the July 8, 2012, merger agreement termination date and are targeting a closing date for the merger of July 1, 2012. Final agreement to the proposed mitigation efforts will be subject to appropriate resolution of the state ratemaking issues.

A merger scorecard, which reflects the status of the Companies’ regulatory filings relating to the merger, is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)    EXHIBITS.

99.1	Merger Scorecard.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

PROGRESS ENERGY, INC. and CAROLINA POWER & LIGHT COMPANY d/b/a PROGRESS ENERGY CAROLINAS, INC. Registrants

By:	/s/ David B. Fountain
David B. Fountain
Assistant Secretary Progress Energy, Inc.

Corporate Secretary Carolina Power & Light Company d/b/a Progress Energy Carolinas, Inc.

Date: March 26, 2012

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Merger Scorecard.